UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2010

Sara Lee Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-3344	36-2089049
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3500 Lacey Road, Downers Grove, Illinois		60515
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(630) 598-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 28, 2010, Sara Lee Corporation (the “Corporation”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting:

(1) The election of the eleven (11) nominees for director was voted on by the stockholders. The nominees, all of whom were elected, were Christopher B. Begley, Crandall C. Bowles, Virgis W. Colbert, James S. Crown, Laurette T. Koellner, Cornelis J.A. van Lede, Dr. John McAdam, Sir Ian Prosser, Norman R. Sorensen, Jeffrey W. Ubben and Jonathan P. Ward.

(2) The stockholders voted to ratify the appointment of PriceWaterhouseCoopers LLP as Sara Lee’s independent registered public accounting firm for fiscal year 2011.

The Inspectors of Election certified the following vote tabulations:

(1) Election of Directors

Nominee	For	Withheld	Abstain	Broker Non-Votes
Christopher B. Begley	442,626,449	10,904,385	1,214,645	75,354,466

Crandall C. Bowles	444,863,944	8,562,016	1,319,519	75,354,466

Virgis W. Colbert	423,695,736	29,864,079	1,185,664	75,354,466

James S. Crown	443,543,004	10,280,338	922,137	75,354,466

Laurette T. Koellner	442,480,911	11,172,459	1,092,109	75,354,466

Cornelis J.A. van Lede	438,530,495	14,886,676	1,328,308	75,354,466

Dr. John McAdam	442,643,939	10,853,651	1,247,889	75,354,466

Sir Ian Prosser	442,231,223	11,275,837	1,238,419	75,354,466

Norman R. Sorensen	446,950,522	6,625,654	1,169,303	75,354,466

Jeffrey W. Ubben	441,886,386	11,920,526	938,567	75,354,466

Jonathan P. Ward	446,700,640	6,848,398	1,196,441	75,354,466

(2) Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstentions
517,153,293	11,254,757	1,691,895

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sara Lee Corporation

November 3, 2010	By:	Helen Kaminski

Name: Helen Kaminski
Title: Assistant General Counsel, Corporate and Securities